Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@kemet.com	deandimke@kemet.com
	864-963-6484	954-766-2806

KEMET REITERATES ITS REVENUE GUIDANCE FOR FOURTH FISCAL QUARTER

Greenville, South Carolina (March 22, 2012) — KEMET Corporation (NYSE: KEM), a leading manufacturer of tantalum, ceramic, aluminum, film, paper and electrolytic capacitors, announced that the company’s fourth-quarter revenue guidance remains unchanged and currently expects revenue to be approximately $205 million to $210 million.   The company currently expects its adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) to be in the range of $128 million to $132 million for the full fiscal year ending March 31, 2012.

Earnings Webcast

KEMET plans to report its earnings for the fourth quarter and full fiscal year of 2012 on Thursday, May 10, 2012 at 9:00 a.m. eastern daylight time.

About KEMET

KEMET’s common stock is listed on the NYSE under the symbol “KEM.” At the Investor Relations section of our web site at http://ir.kemet.com, users may subscribe to KEMET news releases and find additional information about our Company. KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A.

Tel: 864.963.6300   Fax: 864.963.6306

guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause the actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) risks associated with current and future acquisitions and other strategic transactions, including those involving Niotan Incorporated and NEC TOKIN Corporation; (ix) inability to attract, train and retain effective employees and management; (x) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xi) exposure to claims alleging product defects; (xii) the impact of laws and regulations that apply to our business, including those relating to environmental matters, trade, export controls and foreign corrupt practices; (xiii) volatility of financial and credit markets affecting our access to capital; (xiv) needing to reduce the total costs of our products to remain competitive; (xv) potential limitation on the use of net operating losses to offset possible future taxable income; (xvi) restrictions in our debt agreements that limit our flexibility in operating our business; and (xvii) additional exercise of the warrant by K Equity, LLC, which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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